October 6, 2020 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re: TELENAV, INC.
File No. 0001-34720
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Telenav, Inc. dated October 6, 2020, and agree with the statements concerning our Firm contained therein.
Very truly yours,
GRANT THORNTON LLP